GLEN ROSE
PETROLEUM CORPORATION

SUITE 200, ONE ENERGY SQUARE,
4925 GREENVILLE AVENUE,
DALLAS, TEXAS 75206
+1 214 800 2663

July 24th 2009

Weisshorn Management Services, Inc.
400 Rella Boulevard,
Montebello,
NY 10910

Re: Management Services – Glen Rose Letter Agreement

Dear Sir:

Following our discussions, work already carried out to-date and the approval of our Board I am writing this Letter Agreement to confirm the terms and conditions of our engagement of Weisshorn Management Services, Inc. (the "Manager") as follows:-

Management

Consulting Agreement: Manager will provide consulting services under this Letter Agreement as follows:

- i) accounting and record keeping and management of QuickBooks,
- ii) management of account payable and verification of historical accounting records,
- iii) negotiation of accounts payable,
- iv) preparation of accounting records for 10Qs,
- v) preparation of accounting records for annual audit and 10Ks;
- vi) filing of all 8ks,
- vii) filing and distribution of all press releases, and
- viii) any other service called upon by the Company required in the maintenance of the Company's public listing and filings.

Monthly Retainer: Manager will be entitled to receive a monthly fee not to exceed $11,500 per month plus agreed out of pocket expenses.

Warrants: Manager will be entitled to, subject to the vesting conditions detailed herein and continued contractual engagement, a total

GLEN ROSE PETROLEUM CORPORATION

of 500,000 warrants to subscribe for Glen Rose shares of which (a) 250,000 warrants to purchase shares of common stock of Glen Rose with a term of 5 years and a strike price of $0.75 of which (i) 50,000 will vest on signature, (ii) 50,000 will vest upon the timely filing of the September 2009 10Q, (iii) 50,000 will vest upon the timely filing of the December 2009 10Q, (iv) 75,000 will vest upon the timely filing of the March 31st, 2010 10K, and a further (v) 25,000 upon the timely filing of the June 30th, 2010 10Q; and (b) 250,000 warrants to purchase shares of common stock of Glen Rose with a term of 5 years and a strike price of $1.50 of which (i) 50,000 will vest on signature, (ii) 50,000 will vest upon the timely filing of the September 2009 10Q, (iii) 50,000 will vest upon the timely filing of the December 2009 10Q, (iv) 75,000 will vest upon the timely filing of the March 31st, 2010 10K, and a further (v) 25,000 upon the timely filing of the June 30th, 2010 10Q.

Commencement Date: Subject to your execution below, the services under this Letter Agreement will commence on August 1st, 2009 (the "Commencement Date").

Confidentiality: The Manager agrees that all information exchanged between the parties will be held in confidence and shall not be shared with any third party, disseminated, distributed, copied or in any way divulged without the written agreement of Glen Rose. All books, records, computer files and documents received or created by the Manager in the execution of its duties hereunder will be returned to Glen Rose upon the termination of this Letter Agreement without hindrance or delay.

Termination: Glen Rose may terminate this Letter Agreement at any time with 3 months written notice.

Term: The term of this Letter Agreement in 12 months from the Commencement Date.

Jurisdiction: This Letter Agreement is written and construed under the Laws of the State of New York.

Notices: Written notices will be delivered to:

Glen Rose:
Andrew Taylor-Kimmins
One Energy Square, Suite 200

GLEN ROSE
PETROLEUM CORPORATION

4925 Greenville Avenue
Dallas TX 75206
Fax: 214 800 0600

Manager:
400 Rella Boulevard
Montebello, NY 10901
Fax: 845 368 0071

Please indicate your agreement to the terms detailed herein by signing and returning the attached copy of this Letter Agreement.

Yours sincerely,

Andrew Taylor-Kimmins
Chairman & President

Agreed to on 24th day of July, 2009:

By: Weisshorn Management Services, Inc.

[redacted], President , PRES
RACHEL GERSHAN

ADDENDUM
TO
LETTER AGREEMENT DATED JULY 24, 2009 BETWEEN GLEN ROSE PETROLEUM CORPORATION AND WEISSHORN MANAGEMENT SERVICES, INC.(THE "AGREEMENT") AND ATTACHED AS EXHIBIT A.

This Addendum is entered into on June 22, 2010 by and between Glen Rose Petroleum Corporation ("GLRP") and Weisshorn Management Services, Inc. ("Weisshorn") (all jointly referred to herein as the ("Parties").

WHEREAS:

A. Soon after the execution of the Agreeemnt certain terms and conditions detailed in the Agreement were agreed between the Parties to be altered ; and

B. The changes detailed in this Addendum, albeit agreed soon after July 24, 2009, were not documented prior to this Addendum.

WITNESSETH :

The Parties to this Addendum do hereby agree to alter the terms and conditions to the Agreement as follows :-

1. The issuance and vesting of all and any warrants due to Weisshorn under the Agreement (the "Warrants") are conditional upon (i) the closing and funding of more than $2,000,000 in new financing into GLRP (the "Financing"), (ii) that should the Financing not take place during the term of the Agreement then there would be no obligation upon GLRP to issue any Warrants to Weisshorn under the Agreement, and (iii) in the event of the Financing take place that any Warrants due under the Agreement would require the approval of the inccoming investor/s under the Financing.

2. The Parties to this Addendum both agree and affirm that no Warrants have been issue or were due or obligated to be issued by GLRP to Weisshorn issued prior to the March 3, 2010 closing of the Financing with Iroquois Opportunities Fund and that there was no obligation on behalf of GLRP as at either September 30, 2009 or December 31, 2009 to issue any Warrants to Weisshorn.

3. The Parties to this Second Addendum do hereby agree and affirm that all other terms and conditions of the Agreement remain in full force and effect and the Agreement is only altered only as to the Warrants.

4. This Addendum shall be governed and construed in accordance with the Laws of the State of New York without regard to the conflicts of law rules thereof.

5. This Addedum may be executed by facsimile and/or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same.

6. This Addendum and Exhibit A hereto constitue the entire agreement.

7. The Parties agree that the representations, warranties, covenants and agreements of the Agreement shall survive the execution of this Addendum.

8. The Parties acknowledge that they have had the opportiunity to consult with counsel in connection with the transactions contemplated by this Addendum. This Addendum has been entered into after full investigation.

IN WITNESS WHEREOF, each of the parties hereto has caused this Addendum to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.

GLEN ROSE PETROLEUM CORPORATION

By: ______________________

Andrew Taylor Kimmins, President

WEISSHORN MANAGMENT SERVICES, INC., LLC

By: ______________________

Rachel Gershan, President